UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C
(RULE 14c-101)
SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary information statement.
☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
☒	Definitive information statement.

United States Oil and Gas Corporation
(Name of Registrant as Specified in its Charter)

Payment of filing fee (check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1.	Title of each class of securities to which transaction applies:

Common Stock, par value $.000003 per share

2.	Aggregate number of securities to which transaction applies:

1,429,378,400 shares of common stock

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

4.	Proposed maximum aggregate value of transaction: N/A

5.	Total fee paid: N/A

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount previously paid:

2.	Form, schedule or registration statement no.:

3.	Filing party:

4.	Date filed:

UNITED STATES OIL AND GAS CORPORATION
11782 Jollyville Road,
Ste. 211B
Austin, TX 78759
Phone: (512) 464-1225
________________

INFORMATION STATEEMENT

NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

We are not asking for a Proxy and you are requested not to send us a Proxy

This notice and information statement (the “Information Statement”) was mailed on or about July 22, 2010 to our stockholders of record as of July 20, 2010 pursuant to Section 14C of the Exchange Act of 1934, as amended, to inform our stockholders that the holders of a majority of our outstanding shares of Common Stock executed written consents dated July 20, 2010 (the “Consents”) providing for an amendment (the “Amendment”) to our Certificate of Incorporation, as amended (our “Certificate of Incorporation”) increasing the number of shares of Common Stock we are authorized to issue from 1,875,000,000 shares to 5,000,000,000 shares.

This notice and the information statement attached hereto shall be considered the notice required under Section 228(e) of the Delaware General Corporation Law (the “DGCL”).

Our Board of Directors has unanimously approved the Amendment and holders of a majority of our issued and outstanding shares of Common Stock have signed the Consent.  Accordingly, your approval is not required and is not being sought.

The solicitation relating to the Consent was made by us and the expenses of such solicitation were borne by us.  As of July 20, 2009, we had 1,429,378,400 shares of Common Stock issued and outstanding.  Each share of Common Stock was entitled to one vote by written consent.

Please read this notice carefully.  It describes, among other things, certain information concerning the Amendment.  The Amendment is attached to this Information Statement as Exhibit A.

Our principal executive office is located at 11782 Jollyville Road, Ste. 211B Austin, TX 78759.

This is Not a Notice of a Meeting of Stockholders and No Stockholders’ Meeting Will Be Held
to Consider Any Matter Described Herein

UNITED STATES OIL AND GAS CORPORATION
11782 Jollyville Road,
Ste. 211B
Austin, TX 78759
Phone: (512) 464-1225

Information Statement
Pursuant to Section 14 of the Securities Exchange Act of 1934
And Regulation 14C and Schedule 14C Thereunder

To the Stockholders of United States Oil and Gas Corporation:

PLEASE TAKE NOTICE that an action by written consent of the majority stockholders took place in lieu of a special meeting.  The purpose of the written consent was due to cost-effectiveness.  Under the Delaware General Corporate Law (DGCL), Section 228(e) (Consent of Stockholders in lieu of Meeting), any action may be taken at any annual or special meeting of such stockholders without a meeting, without prior notice, and without a vote, if consents in writing setting forth the action are signed by the majority holders of the Company’s outstanding stock.

Stockholders of record as of July 20, 2010 are entitled to notice of the foregoing.  Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, this corporate action will not be effective until 20 days after the accompanying Information Statement is mailed to our stockholders.

RESOLVED, the Corporation shall increase the number of authorized common stock shares from 1,875,000,000 to 5,000,000,000 authorized shares.  This shall not have an effect on the number of authorized preferred stock shares.

We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement will serve as written Notice to stockholders pursuant to Section 228(e) of the DGCL.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By order of the Board of Directors

/s/ Alex Tawse
President
August 6, 2010

AMENDMENT OF THE CERTIFICATE OF INCORPORATION

At the July 20, 2010 Record Date, 1,429,378,400 of the currently authorized 1,875,000,000 shares of Common Stock were issued and outstanding.  The Board of Directors does not believe the remaining 445,621,600 shares are sufficient to allow USOG needed flexibility in pursuing its long-term business objectives, including but not limited to future partnerships, financings, and operational transactions.

As a result of the foregoing, our Board of Directors has determined that it is in our best interests to increase the number of shares we are authorized to issue to 5,000,000,000 shares.

Our Board of Directors has fixed the close of business on July 20, 2010 as the record date for determining the stockholders entitled to notice of the above noted actions.  Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the corporate action authorized by our majority stockholders can be taken no sooner than 20 calendar days after the accompanying Information Statement is first mailed to USOG’s stockholders. We anticipate that this Information Statement will be first mailed on August 6, 2010 to stockholders of record.  On or after August 27, 2010, the amendment to the Restated Certificate of Incorporation will be filed with the Delaware Secretary of State and become effective.

The Delaware General Corporation Law permits holders of a majority of the voting power to take stockholder action by written consent. As the matters set forth in this Information Statement have been duly authorized and approved by the written consent of the holders of a majority of our issued and outstanding voting securities, your vote or consent is not requested or required to approve these matters.  Accordingly, USOG will not hold a meeting of its stockholders to consider or vote upon the proposed amendment to USOG’s Restated Certificate of Incorporation.

OUR CURRENT BUSINESS ACTIVITIES

We identify and attempt to acquire domestic oil and gas service companies that market and distribute refined fuels and propane to retail and wholesale customers. Our acquisition targets are small to mid-sized family-run companies with historically profitable results, strong balance sheets, high profit margins, and solid management teams in place. Oil and gas service companies typically purchase bulk fuel and propane from regional suppliers, then store, sell, and deliver the fuel and propane to local businesses, drillers, farms, wholesalers, and individuals. We intend to improve operational efficiencies through the application of executive level expertise and hope to gain additional advantages by realizing synergies among the acquired companies.

We acquired Turnbull, located in Plainville, Kansas, on May 15, 2009. We made our second acquisition, United, located in Bottineau, North Dakota, effective January 1, 2010. We intend to continue to integrate these acquisitions with a short-term focus on acquiring additional oil and gas service companies and expanding within the oil and gas service sector.

We deploy a prospecting system to identify potential acquisition targets that fit our strategy. The system incorporates successful small to mid-size Midwest companies that are not readily targeted by larger competitors. Our management then intends to use its operational expertise to increase the profitability of the acquired businesses through the implementation of streamlined processes and the synergies between the companies that are purchased.

In addition to our acquisition strategy, we intend to investigate the development or licensing of our patented proprietary motion sensor technology for rugged environments. We hope this intellectual property will facilitate the successful development and commercialization of techniques and devices enabling greener exploration and production; ones that minimize the environmental footprint of drilling activity. This technology, called Simple Fiber Optic Seismometer for Harsh Environments, is a motion sensor that registers the force and measures the magnitude of an environmental disturbance. The device may be utilized in places that are typically difficult and costly to survey such as the deep ocean floor. We believe that this technology could reduce the cost of seismic sensor arrays having the fidelity and reliability necessary for permanent down-hole and seafloor installations. The patented technology could make techniques for oilfield production management and exploration that have typically only been available to larger drilling companies, available to middle market players.

INCREASE IN NUMBER OF SHARES OF COMMON STOCK WE ARE AUTHORIZED TO ISSUE

On July 19, 2010, USOG’s Board of Directors approved an amendment to USOG’s Certificate of Incorporation (the “Amendment”) to increase the authorized Common Stock, par value $0.000003, from 1,875,000,000 to 5,000,000,000 shares.  On July 20, 2010, the holders of a majority of the voting power of USOG’s outstanding stock (as of the Record Date of July 20, 2010) gave their written consent to the Amendment.  The Amendment will be filed and become effective approximately twenty days after this Information Statement is mailed to our stockholders. The Amendment is set forth in its entirety as Appendix A to this Information Statement.

At the July 20, 2010 Record Date, 1,429,378,400 of the currently authorized 1,875,000,000 shares of Common Stock were issued and outstanding.  The Board of Directors does not believe the remaining 445,621,600 shares are sufficient to allow USOG needed flexibility in pursuing its long-term business objectives, including but not limited to future partnerships, financings, and operational transactions.

The amendment of the Restated Certificate of Incorporation will increase the number of shares of Common Stock available for issuance by the Board of Directors from 1,875,000,000 to 5,000,000,000.  The Board of Directors will be authorized to issue the additional shares of Common Stock without having to obtain the approval of USOG’s stockholders.  Delaware law requires that the Board use its reasonable business judgment to assure that USOG obtains “fair value” when it issues shares. Nevertheless, the issuance of the additional shares would dilute the proportionate interest of current stockholders in USOG. The issuance of the additional shares could also result in the dilution of the value of shares now outstanding, if the terms on which the shares were issued were less favorable than the current market value of USOG’s Common Stock.

It is possible that the Company may acquire additional financing or acquire other compatible business opportunities through the issuance of shares of its Common Stock. Although the terms of any such transaction cannot be predicted, consummation of these transactions could result in substantial additional dilution in the equity of those who were stockholders of the Company prior to such issuance. The holders of the Company’s securities should not anticipate that the Company necessarily will furnish such stockholders with any documentation concerning the proposed acquisitions prior to any share issuances. All determinations (except for statutory mergers) involving share issuances are at the discretion and business judgment of the Board of Directors in its exercise of fiduciary responsibility, but require a determination by the Board that the shares are being issued for fair and adequate consideration.  There is no assurance that any future issuance of shares will be approved at a price or value equal to or greater than the price which a prior stockholder has paid or at a price greater than the then current market price. Typically, unregistered shares are issued at less than market price due to their illiquidity and restricted nature as a result of, among other things, the extended holding period and sales limitations to which such shares are subject.

The amendment of the Restated Certificate of Incorporation is not being done for the purpose of impeding any takeover attempt, and USOG’s Management is not aware of any person who is acquiring or plans to acquire control of USOG.  Nevertheless, the power of the Board of Directors to provide for the issuance of shares of Common Stock without stockholder approval has potential utility as a device to discourage or impede a takeover of USOG.  In the event that a non-negotiated takeover were attempted, the private placement of stock into "friendly" hands, for example, could make USOG unattractive to the party seeking control of USOG.  This would have a detrimental effect on the interests of any stockholder who wanted to tender his or her shares to the party seeking control or who would favor a change in control.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

While there is no established public trading market for our common stock, our common stock is quoted on the Pink Sheets under the symbol USOG. The following table sets forth the high and low bid prices for our common stock reported by the Pink Sheets for the periods indicated below. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

	Price Range Per Share
Year Ending December 31, 2009	High ($)	Low ($)
First Quarter	0.17	0.17
Second Quarter	0.17	0.17
Third Quarter	0.17	0.12
Fourth Quarter	0.12	0.02

Year Ending December 31, 2008
First Quarter	0.17	0.17
Second Quarter	0.17	0.17
Third Quarter	0.17	0.17
Fourth Quarter	0.17	0.17

On December 31, 2009, the high and low bid prices for our common stock, as quoted on the Pink Sheets, were $0.12 and $0.02, respectively. Our stock was subject to stock splits of 30 for 1 on August 25, 2009. Prices listed are adjusted to take the above splits into account.

As of December 31, 2009, we have 998,677,620 shares of common stock outstanding. All of these shares were issued in transactions exempt from the registration requirements of the Securities Act of 1933, as amended, and therefore are treated as “restricted securities” subject to Rule 144 promulgated under the Securities Act. Since we are not subject to the reporting requirements of the Securities and Exchange of 1934, as amended, under Rule 144, the shares may not be sold under Rule 144 until one year has elapsed from the date of purchase regardless if the holder is an affiliate or a non-affiliate. Upon expiration of that one year period, non-affiliates may sell their shares pursuant to Rule 144 without restriction and affiliates, including officers, directors and other persons with “control’ over us or one of our directors, may only sell the shares under Rule 144 subject to the timing, volume and manner of sale limitations set forth therein. Ninety days after this registration is effective, the holding period will be reduced to six months.

As of December 31, 2009:

•
221,000 shares were issued to 40 investors during the preceding 12 months and therefore are not saleable under Rule 144 or Regulation S. All of these shares are held by non-affiliates and will become saleable under Rule 144 without restriction at various times within the next five months.

•	441 million shares, held by approximately 1,043 non-affiliates, are saleable without restriction under Rule 144 without regard to the effectiveness of this registration statement.

•	558 million shares, held by approximately 4 affiliates, are saleable under Rule 144 subject to the volume, timing and manner of sale limitations of Rule 144.

We intend to have our shares quoted on the OTC Bulletin Board. Inclusion on the OTC Bulletin Board will permit price quotations for our shares to be published by such service. Currently, our common stock is traded on the Pink Sheets.

If our shares are listed on the OTC Bulletin Board, secondary trading of our shares may be subject to certain state imposed restrictions. Except for the application to the OTC Bulletin Board, there are no plans, proposals, arrangements or understandings with any person concerning the development of a trading market in any of our securities.

The ability of individual stockholders to trade their shares in a particular state may be subject to various rules and regulations of that state. A number of states require that an issuer's securities be registered in their state or appropriately exempted from registration before the securities are permitted to trade in that state. Presently, we have no plans to register our securities in any particular state. Further, our shares may be subject to the provisions of Section 15(g) and Rule 15g-9 of the Exchange Act, commonly referred to as the "penny stock" rule. Section 15(g) sets forth certain requirements for transactions in penny stocks and Rule 15g-9(d)(1) incorporates the definition of penny stock as that used in Rule 3a51-1 of the Exchange Act.

The SEC generally defines penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Rule 3a51-1 provides that any equity security is considered to be a penny stock unless that security is: registered and traded on a national securities exchange meeting specified criteria set by the SEC; authorized for quotation on The NASDAQ Stock Market; issued by a registered investment company; excluded from the definition on the basis of price (at least $5.00 per share) or the issuer's net tangible assets; or exempted from the definition by the SEC. Broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally persons with assets in excess of $1,000,000 or annual income exceeding $200,000 by an individual, or $300,000 together with his or her spouse), are subject to additional sales practice requirements.

For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such securities and must have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the securities. Finally, monthly statements must be sent to clients disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks. Consequently, these rules may restrict the ability of broker-dealers to trade and/or maintain a market in our common stock and may affect the ability of stockholders to sell their shares.

We have not previously filed a registration statement under the Securities Act. Shares sold pursuant to exemptions from registration are deemed to be “restricted” securities as defined by the Securities Act. As of December 31, 2009 , out of a total of 998,677,620 shares outstanding, 712,730,864 shares are restricted securities and can only be sold or otherwise transferred pursuant to a registration statement under the Securities Act or pursuant to an available exemption from registration. Of such restricted shares, 486,550,000 (68%) shares are held by affiliates (directors, officers and 10% holders), with the balance of 226,180,864 (32%) shares being held by non-affiliates.

In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares of a reporting company for at least six months, including any person who may be deemed to be an “affiliate” of the Company (as the term “affiliate” is defined under the Securities Act), is entitled to sell, within any three-month period, an amount of shares that does not exceed the greater of (i) the average weekly trading volume in the Company's common stock, as reported through the automated quotation system of a registered securities association, during the four calendar weeks preceding such sale or (ii) 1% of the shares then outstanding. In order for a stockholder to rely on Rule 144, adequate current public information with respect to the Company must be available. A person who is not deemed to be an affiliate of the Company and has not been an affiliate for the most recent three months, and who has held restricted shares for at least one year is entitled to sell such shares without regard to the various resale limitations under Rule 144. Under Rule 144, the requirements of paragraphs (c), (e), (f), and (h) of such Rule do not apply to restricted securities sold for the account of a person who is not an affiliate of an issuer at the time of the sale and has not been an affiliate during the preceding three months, provided the securities have been beneficially owned by the seller for a period of at least one year prior to their sale. For purposes of this registration statement, a controlling stockholder is considered to be a person who owns 10% or more of the Company's total outstanding shares, or is otherwise an affiliate of the Company. No individual person owning shares that are considered to be not restricted owns more than 10% of the Company's total outstanding shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

We determined the stockholders of record for purposes of this stockholder action at the close of business on July 20, 2010 (the “Record Date”).  As of the Record Date, the Company’s issued and outstanding capital stock consisted of 1,429,378,400 shares of common stock, par value $0.000003 per share, which was held by approximately 1,100 holders of record.

The following table sets forth certain information with respect to beneficial ownership of our common stock as of July 20, 2010 by (i) each person known by us to be a beneficial owner of more than 5% of our outstanding Common Stock, (ii) each of the executive officers named in the fiscal year 2010 Summary Compensation Table, (iii) each of our directors, and (iv) all of our directors and executive officers as a group. The information on beneficial ownership in the table and the footnotes hereto is based upon our records and the most recent Schedule 13D or 13G filed by each such person or entity and information supplied to us by such person or entity. Except as otherwise indicated (or except as contained in a referenced filing), each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.

Name and Address(1) Of Beneficial Owner	Common Stock Beneficially Owned	% of Class(2)

5% Beneficial Owner

Kytin Holdings LLC (3) C/O Sayid and Associates LLP 408 West 57th Street, Suite 8E New York, NY 10019	137,500,000	9.62%

Kaleidoscope Real Estate, Inc. Barbara Farr, CEO 3540 W. Sahara Ave. #461 Las Vegas, Nevada 89102	100,000,000	7.00%

The Good One, Inc. Michele McDonald, President 3540 W. Sahara Ave, #657 Las Vegas, Nevada 89102	100,000,000	7.00%

Acadia LLC Kristen Perry, President 3001 Ormond Blvd., Suite F #13 Destrehan, Louisiana 70047	106,500,000	7.45%

Amber Sunset Ventures LLC Kandee Coleman, President 1155 West Pioneer Blvd, Suite #102-148 Mesquite, Nevada 89027	100,000,000	7.00%

Directors and Officers

Alex Tawse	30,000,000	2.10%
Michael Taylor	0	*
David Lindemann	0	*
Jeff Turnbull	0	*
Mike Werner	0	*
Matthew Maza	30	*

All directors and executive officers as a group	30,000,030	2.10%

*           Less than one percent of the outstanding Common Stock.

(1)	Unless otherwise noted, the address of each person is c/o United States Oil and Gas Corporation, 11782 Jollyville Road, Ste. 211B Austin, TX 78759.
(2)	Applicable percentages are based on 1,429,378,400 shares of our Common Stock outstanding on July 20, 2010 and are calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934.
(3)	Kytin Holdings LLC is held in Trust, David Sayid, Trustee, care of Sayid and Associates LLP, 408 West 57th Street, Suite 8E, New York, NY 10019.

WHERE YOU CAN FIND MORE INFORMATION

As a reporting company, we are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and accordingly file our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information with the Securities and Exchange Commission (“SEC”). The public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. Please call the SEC at (800) SEC-0330 for further information on the Public Reference Room. As an electronic filer, our public filings are maintained on the SEC’s Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov.

By Order of the Board of Directors,

/s/ Alex Tawse

President
Austin, Texas
August 6, 2010

APPENDIX A

CERTIFICATE OF AMENDMENT
TO
RESTATED CERTIFICATE OF INCORPORATION
OF
UNITED STATES OIL AND GAS CORPORATION

(Pursuant to Section 242 of the General Corporation Law of the State of Delaware)

United States Oil and Gas Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

The Board of Directors of the Corporation duly adopted a resolution, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Restated Certificate of Incorporation of the Corporation and declaring such amendment to be advisable.  The stockholders of the Corporation duly approved such proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware, and written notice of such consent has been given to all stockholders who have not consented in writing to such amendment.  The resolution setting forth the amendment is as follows:

RESOLVED:  That the text of the first paragraph of Article FOURTH of the Restated Certificate of Incorporation of the Corporation be, and it hereby is, amended in its entirety to read as follows:

“1.           Authorized Stock.  The total number of shares of stock which the Company shall have authority to issue is 5,010,000,000, consisting of 5,000,000,000 shares of common stock, par value $0.000003 per share (the “Common Stock”), and 10,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized President on this ___ day of August 2010.

UNITED STATES OIL AND GAS CORPORATION

By: /s/ Alex Tawse
Alex Tawse
President